Exhibit (a)(1)(H)

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WILLIAMS-SONOMA, INC.

User Agreement

WSI recommends that you consult a professional financial and/or tax advisor to discuss your individual situation before deciding whether or not to participate in the offer.

Please be sure to review each of the following five Legal Statements carefully. Please acknowledge each of the Legal Statements by clicking the checkboxes on the left side.

If you do not acknowledge one or more of the Legal Statements, you will not be able to enter the website.

Legal Statements

For complete terms and conditions of the Williams-Sonoma, Inc. (“WSI”) Equity Award Exchange Program, please review the Williams-Sonoma, Inc. Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units dated March 16, 2009 (the “Offer to Exchange”) and related documents (the “Offer Documents”). You should read the Offer Documents carefully before deciding whether or not to participate in the offer. The Offer Documents contain important information on the conditions and risks of the offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.

The exchange simulator provided in this website is not intended to act as a financial planning tool and is not a recommendation as to whether or not to participate in the offer. The exchange simulator is being provided to you solely for the purpose of making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the offer. WSI recommends that you consult a professional financial advisor to discuss your individual situation.

The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between options and stock-settled stock appreciation rights and those of restricted stock units. WSI recommends that you consult a professional tax advisor to discuss your individual situation. Please also see Section 14 of the Offer to Exchange for a description of the generally applicable tax consequences of participating in the offer.

In providing the exchange simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock. You should not rely on hypothetical WSI stock prices used in the exchange simulator for any purpose.

WSI is not advising you whether or not to participate in the offer. You are responsible for reviewing all the materials relating to the offer and deciding whether to exchange your existing options and/or stock-settled stock appreciation rights for a lesser number of restricted stock units.

Do you acknowledge all of the above Legal Statements?

I acknowledge all of the above Legal Statements

I do not acknowledge one or more of the above Legal Statements

Next

WILLIAMS-SONOMA, INC.

EQUITY AWARD EXCHANGE PROGRAM

OPENS MARCH 16TH, 2009
CLOSES APRIL 10TH, 2009 AT 9PM PACIFIC TIME

WSI Stock Price as of Mar 10, 2009 at 4:30pm EST
$8.54

Welcome Sample User2

Home | Logout

Home

Learn

Click on any of the links below to learn more.

- Guide to the Equity Award Exchange Program
- Williams-Sonoma, Inc. 2008 Proxy Proposal 3
- Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units
- Message from Howard Lester dated March 16, 2009
- Election Instructions
- Withdrawal Instructions

The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.

Get ADOBE® READER®

Simulate

Simulate potential Equity Award Exchange elections.



$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
Hypothetical value based on Year

Start Here

Make My Election

You have 28 days left to elect whether to keep your Eligible Awards or to exchange some or all of them for Restricted Stock Units (RSUs).

You elected NOT to exchange any of your Eligible Awards.

- Change my choices
- View my confirmation statement
- Withdrawal Instructions

Need Help?

Contact the Compensation Department at (415) 616-7778 or send email to: wsiequityawardexchange@wsgc.com

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock.

WILLIAMS-SONOMA, INC.

EQUITY AWARD EXCHANGE PROGRAM

OPENS MARCH 16TH, 2009

CLOSES APRIL 10TH, 2009 AT 9PM PACIFIC TIME

WSI Stock Price as of Mar 10, 2009 at 4:30pm EST $8.54

Welcome Sample User2 Home Logout

Exchange Simulator

Follow the 3 Steps below to simulate the exchange of some or all of your Eligible Awards for Restricted Stock Units. Click the “Go to Make my Election” button at the bottom of this page when you’re ready to make your actual election.

Step 1: Look at the Details of your Eligible Awards >> (Award Details will open in a new window)

Step 2: See the Impact of Different WSI Stock Prices

Move the orange triangle slider below to pick a hypothetical stock price and see how it impacts hypothetical value. Read more information about the simulator graph (PDF)

Select a hypothetical WSI stock price: $0

$0 $10 $20 $30 $40 $50

Move the orange triangle slider above to see how changing the hypothetical WSI stock price affects the hypothetical value of your eligible awards and/or RSUs.

Step 3: Customize your Simulation

Click the check-boxes below to simulate “keeping” or “exchanging” each of your Eligible Awards. See how different simulations affect the graph at the left.

GRANT A)

800 options granted at $38.84 on 5/27/2005

Keep as 800 options

Exchange for 195 RSUs

GRANT B)

1,000 options granted at $39.77 on 2/24/2006

Keep as 1,000 options

Exchange for 285 RSUs

GRANT C)

500 SSARs granted at $34.01 on 11/1/2006

Keep as 500 options

Exchange for 172 RSUs

GRANT D)

4,000 SSARs granted at $30.73 on 7/30/2007

Keep as 4,000 options

Exchange for 1,052 RSUs

Go to Make my Election >>

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock.

WILLIAMS-SONOMA, INC.

EQUITY AWARD EXCHANGE PROGRAM

OPENS MARCH 16th, 2009

CLOSES APRIL 10th, 2009 AT 9PM PACIFIC TIME

WSI STOCK PRICE AS OF MAR 10, 2009 AT 4:30PM EST $8.54

WELCOME SAMPLE USER2

HOME LOGOUT

EXCHANGE SIMULATOR

FOLLOW THE 3 STEPS BELOW TO SIMULATE THE EXCHANGE OF SOME OR ALL OF YOUR ELIGIBLE AWARDS FOR RESTRICTED STOCK UNITS. CLICK THE “GO TO MAKE MY ELECTION” BUTTON AT THE BOTTOM OF THIS PAGE WHEN YOU’RE READY TO MAKE YOUR ACTUAL ELECTION.

STEP 1: LOOK AT THE DETAILS OF YOUR ELIGIBLE AWARDS >> (AWARD DETAILS WILL OPEN IN A NEW WINDOW)

STEP 2: SEE THE IMPACT OF DIFFERENT WSI STOCK PRICES

MOVE THE ORANGE TRIANGLE SLIDER BELOW TO PICK A HYPOTHETICAL STOCK PRICE AND SEE HOW IT IMPACTS HYPOTHETICAL VALUE. READ MORE INFORMATION ABOUT THE SIMULATOR GRAPH (PDF)

SELECT A HYPOTHETICAL WSI STOCK PRICE: $40

$0 $10 $20 $30 $40 $50

HYPOTHETICAL VALUE

$70,000

$60,000

$50,000

$40,000

$30,000

$20,000

$10,000

$0

HYPOTHETICAL VALUE BASED ON WSI STOCK PRICE OF $40

SCENARIO A) KEEP ALL ELIGIBLE AWARDS

SCENARIO B) EXCHANGE ALL ELIGIBLE AWARDS FOR RESTRICTED STOCK UNITS

SCENARIO C) YOUR SIMULATION

THE SIMULATOR GRAPH ABOVE PRESUMES EACH OF YOUR AWARDS HAVE FULLY VESTED.

STEP 3: CUSTOMIZE YOUR SIMULATION

CLICK THE CHECK-BOXES BELOW TO SIMULATE “KEEPING” OR “EXCHANGING” EACH OF YOUR ELIGIBLE AWARDS. SEE HOW DIFFERENT SIMULATIONS AFFECT THE GRAPH AT THE LEFT.

GRANT A) KEEP AS 800 OPTIONS

800 OPTIONS GRANTED AT $38.84 ON 5/27/2005

EXCHANGE FOR 195 RSUs

GRANT B) 1,000 OPTIONS GRANTED AT $39.77 ON 2/24/2006

KEEP AS 1,000 OPTIONS

EXCHANGE FOR 285 RSUs

GRANT C) 500 SSARS GRANTED AT $34.01 ON 11/1/2006

KEEP AS 500 OPTIONS

EXCHANGE FOR 172 RSUs

GRANT D) 4,000 SSARS GRANTED AT $30.73 ON 7/30/2007

KEEP AS 4,000 OPTIONS

EXCHANGE FOR 1,052 RSUs

GO TO MAKE MY ELECTION >>

IMPORTANT LEGAL NOTIFICATION: THE EXCHANGE SIMULATOR IS NOT A FINANCIAL OR TAX PLANNING TOOL AND IS NOT A RECOMMENDATION AS TO WHETHER OR NOT TO PARTICIPATE IN THE OFFER. YOUR SIMULATIONS ARE HYPOTHETICAL AND DO NOT REFLECT YOUR PERSONAL TAX OR FINANCIAL CIRCUMSTANCES. ADDITIONALLY, IN PROVIDING THE EXCHANGE SIMULATOR, WSI MAKES NO FORECAST OR PROJECTION REGARDING THE FUTURE MARKET PRICE OF WSI COMMON STOCK.

Understanding the Exchange Simulator

Step1: Look at the Details of your Eligible Award(s)

When you click on this button, a new window called “Award Details” will open for you,

describing the details of each of your Eligible Award(s), including the number of awards granted, the grant price, the grant date and the number of RSUs you would

Receive in exchange for those awards.

If you participate in the Exchange, the number of RSUs that you receive will depend on the exercise price of the awards you elect to exchange. Each exercise price has a corresponding exchange ratio, as shown below. There are many factors that determine the ratio for each Eligible Award, including the per share exercise price of the Eligible Award, the current stock price, the expected remaining term of the Eligible Award, etc. As a result of these factors, the exchange ratios do not change in direct correlation with the exercise prices.

To determine how many RSUs you would receive, divide the number of awards you are exchanging by the exchange ratio corresponding to the grant price of those

Awards.

Exchange Ratios

Per Share Exercise Price of Eligible Award Restricted Stock Units for Exchanged Awards

$27.72 - $30.28 1 RSU for every 4.8 exchanged awards

$30.29 - $30.33 1 RSU for every 3.7 exchanged awards

$30.34 - $30.69 1 RSU for every 3.1 exchanged awards

$30.70 - $31.49 1 RSU for every 3.8 exchanged awards

$31.50 - $32.21 1 RSU for every 2.5 exchanged awards

$32.22 - $32.30 1 RSU for every 5.0 exchanged awards

$32.31 - $33.06 1 RSU for every 4.3 exchanged awards

$33.07 - $34.38 1 RSU for every 2.9 exchanged awards

$34.39 - $34.53 1 RSU for every 3.6 exchanged awards

$34.54 - $34.93 1 RSU for every 3.1 exchanged awards

$34.94 - $35.58 1 RSU for every 4.4 exchanged awards

$35.59 - $38.84 1 RSU for every 4.1 exchanged awards

$38.85 - $40.04 1 RSU for every 3.5 exchanged awards

$40.05 - $40.43 1 RSU for every 4.2 exchanged awards

Above $40.43 1 RSU for every 3.8 exchanged awards

Example: If you have an Eligible Award of 800 options with a per share exercise price of $38.84, this exercise price is between $35.59 and $38.84 in the table above, so the corresponding ratio is 1 RSU for every 4.1 exchanged awards. If you choose to exchange that Eligible Award of 800 options, you would divide that number by 4.1, which results in 195.1 RSUs. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. So, in this example, you would receive 195 RSUs.

The exchange ratios apply to each of your award grants separately. This means that the various Eligible Awards you hold may be subject to different exchange ratios.

Understanding the Exchange Simulator

Step 1 (continued): Look at the Details of your Eligible Award(s)

Further details about your Eligible Award are provided on the Award Details screen, including:

Expiration Date (and life remaining) of the Eligible Award

Eligible Award Vesting Schedule

Exchanged RSUs Vesting Schedule

The Break-Even Price

Another helpful piece of information in the Award Detail window is the break-even price. For every Eligible Award, there is a break-even price that produces the same hypothetical value for your Eligible Awards as compared to the number of RSUs you would receive in exchange for those Eligible Awards. The break-even price has been calculated for you in the details of each grant.

If the hypothetical WSI stock price you pick is lower than the break-even price, exchanging your Eligible Award for RSUs would result in a higher hypothetical value. If the hypothetical WSI stock price you pick is higher than the break-even price, keeping your Eligible Award would result in a higher hypothetical value.

One question to ask yourself is whether you think the hypothetical stock price you picked will be higher or lower than the break-even price within the remaining life of the Eligible Award.

Step 2: See the Impact of Different WSI Stock Prices

When you select a hypothetical stock price (by moving the orange triangle slider), the simulator graph will illustrate hypothetical value in three ways:

Scenario A: The orange bar represents the hypothetical value if you keep all of your Eligible Awards.

Scenario B: The green bar represents the hypothetical value if you exchange all of your Eligible Awards for RSUs.

Scenario C: The blue bar represents the hypothetical value of your customized simulation. To customize your simulation, simply click a checkbox (“Keep as…” or “Exchange for…”) within any award grant shown in Step 3.

The simulator graph presumes that each of your Eligible Awards has fully vested.

Step 3: Customize your Simulation

Click the check-boxes within each award grant to simulate “keeping” or “exchanging” each of your Eligible Awards. As you alter your simulation, the graph in Step 2 (where you indicated a hypothetical WSI stock price) will change. You can run as many simulations as you want on the Exchange Simulator page. When you are ready to make your actual election, click “Go to Make my Election”.

Award Details

Close Window

GRANT A) 800 options granted at $38.84 on 5/27/2005

Comparison of hypothetical values of 800 options vs. 195 RSUs indicates that the break-even price is at an approximate hypothetical stock price of $51.36

Hypothetical Value

$20,000 $16,000 $12,000 $8,000 $4,000 $0

$0 $10 $20 $30 $40 $50 $60 $70

Hypothetical WSI Stock Price

Expiration Date of Eligible Award 5/27/2015 (6 years and 2 months remaining)

Eligible Award Vesting Schedule

160 options vested on 5/27/2006

160 options vested on 5/27/2007

160 options vested on 5/27/2008

160 options vest on 5/27/2009

160 options vest on 5/27/2010

Exchanged RSU Vesting Schedule

97 options will vest on 4/10/2010

97 options will vest on 4/10/2011

GRANT B) 1,000 options granted at $39.77 on 2/24/2006

Comparison of hypothetical values of 1,000 options vs. 285 RSUs indicates that the break-even price is at an approximate hypothetical stock price of $55.62

Hypothetical Value

$24,000 $20,000 $16,000 $12,000 $8,000 $4,000 $0

$0 $10 $20 $30 $40 $50 $60 $70

Hypothetical WSI Stock Price

Expiration Date of Eligible Award 2/24/2016 (6 years and 11 months remaining)

Eligible Award Vesting Schedule

200 options vested on 2/24/2007

200 options vested on 2/24/2008

200 options vested on 2/24/2009

200 options will vest on 2/24/2010 200 options will vest on 2/24/2011 Exchanged RSU Vesting Schedule

142 options will vest on 4/10/2010

143 options will vest on 4/10/2011

Award Details Close Window

GRANT C) 500 SSARs granted at $34.01 on 11/1/2006

Comparison of hypothetical values of 500 SSARs vs. 172 RSUs indicates that the break-even price is at an approximate hypothetical stock price of $51.84.

Hypothetical Value

$16,000

$12,000

$8,000

$4,000

$0

$0 $10 $20 $30 $40 $50 $60 $70

Hypothetical WSI Stock Price

Expiration Date of Eligible Award 11/1/2016 (7 years and 7 months remaining)

Eligible Award Vesting Schedule 100 options vested on 11/1/2007

100 options vested on 11/1/2008

100 options will vest on 11/1/2009

100 options will vest on 11/1/2010

100 options will vest on 11/1/2011

Exchange RSU Vesting Schedule 57 options will vest on 4/10/2010

57 options will vest on 4/10/2011

58 options will vest on 4/10/2012

GRANT D) 4,000 SSARs granted at $30.73 on 7/30/2007

Comparison of hypothetical values of 4,000 SSARs vs. 1,052 RSUs indicates that the break-even price is at an approximate hypothetical stock priceof $41.70. Hypothetical Value $140,000 $120,000 $100,000 $80,000 $60,000 $40,000 $20,000 $0

$0 $10 $20 $30 $40 $50 $60 $70

Hypothetical WSI Stock Price

Expiration Date of Eligible Award 7/30/2017 (8 years and 4 months remaining)

Eligible Award Vesting Schedule 800 options vested on 7/30/2008 800 options will vest on 7/30/2009 800 options will vest on 7/30/2010

800 options will vest on 7/30/2011 800 options will vest on 7/30/2012

Exchange RSU Vesting Schedule 263 options will vest on 4/10/2010

263 options will vest on 4/10/2011

263 options will vest on 4/10/2012

263 options will vest on 4/10/2013

Welcome Sample User2

Home Logout

Make My Elections

Before making your election, please make sure you have received and understood the documents that make up this offer, including: (1) the Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units (2) the Message from Howard Lester, dated March 16th, 2009 (3) the Election Instructions (4) the Withdrawal Instructions and (5) the Guide to the Equity Award Exchange Program. The offer is subject to the terms of these documents as they may be amended.

Tip

In your last simulation during this web session, you elected to exchange the award(s) in Row(s): A,B

Step 1: Elect

Indicate which Eligible Awards get exchanged for RSUs by clicking the “Exchange for RSUs” checkbox for the appropriate award in the table below. If you are withdrawing a previously elected eligible award, de-select the “Exchange for RSUs” appropriate checkbox. If you wish, you can go to the Exchange Simulator.

Row Grant Date Expiration Date # of Unexercised Options or SSARs Exercise Price Keep as Eligible Award OR Exchange for RSUs

A B C D

5/27/2005 2/24/2006 11/1/2006 7/30/2007

5/27/2015 2/24/2016 11/1/2016 7/30/2017

800 1,000 500 4,000

$38.84 $39.77 $34.01 $30.73

Exchange for 195 RSUs

Exchange for 285 RSUs

Exchange for 172 RSUs

Exchange for 1,052 RSUs

Step 2: Authorize

By entering my username and the authorization code (7ydxme) below, I authorize the election I have made and authorize the company to initiate orders for the election I have made. I understand that entering my username and the authorization code (7ydxme) below is the equivalent of signing my name on a paper form and has the same legal effect as my written signature. I understand that after the expiration of the offer period which is currently expected to be 9:00 PM Pacific Time on Friday, April 10, 2009, I cannot change my election.

Enter your username: tester2

Enter the Authorization Code as shown: 7ydxme (7ydxme)

Step 3: Submit

Submit the election you made in Step 1 above by clicking the “Submit my Election” button below. Remember, you can come back at any time before the expiration of the offer (currently expected to be 9:00 PM Pacific Time on Friday, April 10, 2009), to change your election.

Cancel Submit my Election

Read the Withdrawal Instructions

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock.

Welcome Sample User2 | Home | Logout

Make My Elections

Before making your election, please make sure you have received and understood the documents that make up this offer, including:(1) the Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units (2) the Message from Howard Lester, dated March 16th, 2009 (3) the Election Instructions (4) the Withdrawal Instructions and (5) the Guide to the Equity Award Exchange Program. The offer is subject to the terms of these documents as they may be amended.

Tip

In your last simulation during this web session, you elected to exchange the award(s) in Row(s): A, B

Step 1: Elect

Indicate which Eligible Awards get exchanged for RSUs by clicking the "Exchange for RSUs" checkbox for the appropriate award in the table below. If you are withdrawing a previously elected eligible award, de-select the "Exchange for RSUs" appropriate checkbox. If you wish, you can go to the Exchange Simulator.

Row	Grant Date	Expiration Date	# of Unexercised Options or SSARs	Exercise Price	Keep as Eligible Award OR Exchange for RSUs
A	5/27/2005	5/27/2015	800	$38.84	☑ Exchange for 195 RSUs
B	2/24/2006	2/24/2016	1,000	$39.77	☑ Exchange for 285 RSUs
C	11/1/2006	11/1/2016	500	$34.01	☐ Exchange for 172 RSUs
D	7/30/2007	7/30/2017	4,000	$30.73	☐ Exchange for 1,052 RSUs

Step 2: Authorize

By entering my username and the authorization code (**7ydxme**) below, I authorize the election I have made and authorize the company to initiate orders for the election I have made. I understand that entering my username and the authorization code (**7ydxme**) below is the equivalent of signing my name on a paper form and has the same legal effect as my written signature. I understand that after the expiration of the offer period which is currently expected to be 9:00 PM Pacific Time on Friday, April 10, 2009, I cannot change my election.

Enter your username:	tester2
Enter the Authorization Code as shown:	7ydxme (**7ydxme**)

Step 3: Submit

Submit the election you made in Step 1 above by clicking the "Submit my Election" button below. Remember, you can come back at any time before the expiration of the offer (currently expected to be 9:00 PM Pacific Time on Friday, April 10, 2009), to change your election.

Cancel | Submit my Election

Read the Withdrawal Instructions

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. Your simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock.

WILLIAMS-SONOMA, INC.

EQUITY AWARD EXCHANGE PROGRAM

OPENS MARCH 16TH, 2009

CLOSES APRIL 10TH, 2009 AT 9PM PACIFIC TIME

WSI Stock Price as of Mar 10, 2009 at 4:30pm EST $8.54

Welcome Sample User2 Home Logout

Your Election has been Submitted

Your election was submitted as of March 13, 2009 at 6:03:54 PM Pacific Time using the confirmation code of 7ydxme.

Remember, you can long on to this website at any time until the offer expires (currently expected to be 9:00 PM Pacific Time on Friday, April 10, 2009) to change your election. You may also change your election by faxing or emailing (via PDF or similar imaged documents) your completed and signed election or withdrawal form in the manner specified in the Offer to Exchange by the expiration of the offer period.

You may change your mind as many times as you wish but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration of the offer period.

Generate a Confirmation Statement and Print for your Records

Return to home page

Withdrawal Instructions

The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.

Important Legal Notification: The Exchange Simulator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the offer. You simulations are hypothetical and do not reflect your personal tax or financial circumstances. Additionally, in providing the Exchange Simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock.

This confirmation statement has been created for Sample User2 (#0000000002).

Your election was submitted as of March 13, 2009 at 6:03:54 PM Pacific Time using the confirmation code of **7ydxme**.

Remember, you can log on to this website at any time until the offer expires (currently expected to be 9:00 PM Pacific Time on 4/10/2009) to change your election. You may also change your election by faxing or emailing (via PDF or similar imaged documents) your completed and signed election or withdrawal form in the manner specified in the Offer to Exchange by the expiration of the offer period.

You may change your mind as many times as you wish but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration of the offer period.

Row	Grant Date	Expiration Date	Exercise Price	# of Unexercised Options or SSARs	# Kept as Eligible Awards	# RSUs after election
A	5/27/2005	5/27/2015	$38.84	800	0	195
B	2/24/2006	2/24/2016	$39.77	1,000	0	285
C	11/1/2006	11/1/2016	$34.01	500	500	0
D	7/30/2007	7/30/2017	$30.73	4,000	4,000	0
Total					**4,500**	**480**

Your elections above was based on your agreement to the following legal statements upon entering the site:

Legal Statements

- ☑ For complete terms and conditions of the Williams-Sonoma, Inc. ("WSI") Equity Award Exchange Program, please review the Williams-Sonoma, Inc. Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units dated March 16, 2009 (the "Offer to Exchange") and related documents (the "Offer Documents"). You should read the Offer Documents carefully before deciding whether or not to participate in the offer. The Offer Documents contain important information on the conditions and risks of the offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.
- ☑ The exchange simulator provided in this website is not intended to act as a financial planning tool and is not a recommendation as to whether or not to participate in the offer. The exchange simulator is being provided to you solely for the purpose of making limited mathematical simulations regarding the hypothetical value that you may receive by participating in or opting not to participate in the offer. WSI recommends that you consult a professional financial advisor to discuss your individual situation.
- ☑ The exchange simulator provided in this website is not intended to act as a tax planning tool and is not a recommendation as to whether or not to participate in the offer. Any hypothetical value reflected in the exchange simulator does not reflect the differing timing of tax consequences between options and stock-settled stock appreciation rights and those of restricted stock units. WSI recommends that you consult a professional tax advisor to discuss your individual situation. Please also see Section 14 of the Offer to Exchange for a description of the generally applicable tax consequences of participating in the offer.
- ☑ In providing the exchange simulator, WSI makes no forecast or projection regarding the future market price of WSI common stock. You should not rely on hypothetical WSI stock prices used in the exchange simulator for any purpose.
- ☑ WSI is not advising you whether or not to participate in the offer. You are responsible for reviewing all the materials relating to the offer and deciding whether to exchange your existing options and/or stock-settled stock appreciation rights for a lesser number of restricted stock units.

This confirmation statement has been created for Sample User2 (#0000000002).